                                                                     EXHIBIT 4.7

                                 THIRD AMENDMENT
                                       OF
                       NORTHWESTERN STEEL AND WIRE COMPANY
                    HOURLY EMPLOYEES' 401(k) SAVINGS PLAN
           (As Amended and Restated Effective as of January 1, 1993)



         WHEREAS, Northwestern Steel and Wire Company, an Illinois corporation (the "company"), maintains the Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan (As Amended and Restated Effective as of January 1, 1993) (the "plan"); and

         WHEREAS, the plan has been amended, and further amendment of the plan now is considered desirable;

         NOW, THEREFORE, by virtue of the power reserved to the company under subsection 12.1 of the plan, and in exercise of the authority delegated to the undersigned officers of the company by resolution of its Board of Directors, the plan, as amended, is hereby further amended in the following particulars:

         1. Effective as of January 1, 1997, by substituting the following for subsection 2.4 of the plan:

                  "2.4. Leased Employees and Independent Contractors. Only common-law employees of the employers are eligible to participate in the plan. Leased employees and independent contractors are not eligible to participate in the plan. A 'leased employee' means any person who is not an employee of an employer, but who has provided services to the employer under the employer's primary direction and control on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. Except as provided below, no benefits shall be provided, or service credited, under this plan on a retroactive basis to any person who has performed services for an employer as an independent contractor or as a leased employee (whether or not described in this subsection), even if such person subsequently becomes a common-law employee of an employer (or is deemed, by a government agency, court, or other third-party, to have been a common-law employee of an employer). If a leased employee is subsequently employed by an employer as an eligible employee, the period during which the leased employee performed services for the employer as a leased employee will be taken into account for purposes of subsections 2.1 and 8.1, unless (i) such leased employee was a participant in a money purchase pension plan maintained by the leasing organization that provides a non-integrated employer contribution rate of at least 10 percent of earnings, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the employer's nonhighly compensated workforce."

         2. Effective as of July 15, 1998, by substituting the following for subsection 2.4 of the plan:

                  "2.4. Leased Employees and Independent Contractors. Only common-law employees of the employers are eligible to participate in the plan. Leased employees and independent contractors are not eligible to participate in the plan. A 'leased employee' means any person who has provided services to an employer pursuant to an agreement between the employer and a leasing organization. No benefits shall be provided, or service credited, under this plan on a retroactive basis to any person who has performed services for an employer as a leased employee or an independent contractor, even if such person subsequently becomes a common-law employee of an employer (or is deemed, by a government agency, court, or other third-party, to have been a common-law employee of an employer). Notwithstanding the immediately preceding sentence, if a person who has performed services for an employer as a leased employee or an independent contractor is hired as a common-law employee of an employer, the period during which such person performed services for the employer as a leased employee or an independent contractor will be taken into account for purposes of subsections 2.1 and 8.1."

         3. Effective as of December 12, 1994, by adding the following new subsection 2.7 to the plan immediately after subsection 2.6 thereof:

                  "2.7. Qualified Military Service. Notwithstanding any provision of this plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

         4. Effective as of January 4, 1997, by substituting the number "eighteen" for number "fifteen" where the latter number appears in the first sentence of subsection 3.1 of the plan.

         5. Effective as of January 3, 1998, by substituting the following sentence for the first sentence of subsection 3.1 of the plan:

         "Each participant may elect to defer payment of from one to twenty-two percent of his earnings (as defined in subsection 3.5), in multiples of one percent, and to have such amount withheld from the participant's earnings and contributed to the plan on his behalf by his employer."

         6. Effective as of January 1, 1996, by substituting the following two sentences for the fourth, fifth, sixth, seventh, and eighth sentences of subsection 3.1 of the plan:

         "If a participant elects not to make elective contributions after he first becomes a participant, such participant may commence elective contributions beginning with the first payroll period of any subsequent calendar month. In accordance with rules established by the General Pension Board, a participant may elect to change the rate of his contributions or suspend or resume such contributions (but not retroactively), within the limits specified above."

         7. Effective as of January 1, 1998, by substituting the following sentences for the first three sentences of subsection 3.3 of the plan:


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

         "Each participant may elect to defer payment of from five to one hundred percent, in multiples of five percent, of his profit sharing bonus (if any) paid to him during a plan year and to have such percentage withheld from his profit sharing bonus and contributed to the plan on his behalf by his employer. Such pre-tax contributions shall be known as 'profit sharing bonus deferral contributions. A participant's 'profit sharing bonus' shall mean the amount (if any) paid to the participant under an employer's profit sharing bonus program, gain sharing program, or other similar program (if any)."

         8. Effective as of January 1, 1998, by substituting the following sentence for the fourth sentence of subsection 3.3 of the plan:

         "Each election under this subsection shall be made at such time, in such manner, and in accordance with such rules as the General Pension Board determines."

         9. Effective as of January 4, 1997, by substituting the number "eighteen" for the number "fifteen" where the latter number appears in subsection 3.4 of the plan.

         10. Effective as of January 3, 1998, by substituting the number "twenty-two" for the number "eighteen" where the latter number appears in subsection 3.4 of the plan.

         11. Effective as of January 1, 1993, by substituting the following sentence for the first sentence of subsection 3.5 of the plan:

         "Except as otherwise provided below, a participant's 'earnings' means his total cash compensation for services rendered to an employer as an employee, including overtime, shift premium, holiday pay, vacation pay, pay in lieu of vacation, back pay, retirement incentives, retirement incentive bonuses, and the amount of compensation that, but for the participant's elective contributions, would be payable to the participant by his employer, but excluding any gain on the exercise of stock options, any other stock-based compensation, and the amount of a participant's profit sharing bonus and profit sharing bonus deferral contributions (if any)."

         12. Effective as of January 1, 1997, by deleting the last two sentences of subsection 3.5 of the plan.

         13. Effective as of July 1, 1996, by substituting the following for subsection 6.2 of the plan:

         "6.2. Accounting Dates. 'Accounting date' shall mean each day the value of the investment funds or of company shares is adjusted for contributions, withdrawals, distributions, earnings, gains, or losses. It is anticipated that the investment funds and company shares will be valued as of each day on which the New York Stock Exchange is open for trading and the trustee is open for business."

         14. Effective as of July 1, 1996, by substituting the phrase "accounting date" for the phrase "accounting period" or for the phrase "regular accounting date" each place either of the latter phrases appears in the plan.

         15. Effective as of January 1, 1998, by substituting the following sentence for the second sentence of subsection 6.7 of the plan:

         "The amount to be invested in an investment fund or in company shares must be in such percentages as the General Pension Board shall determine from time to time."

         16. Effective as of July 1, 1996, by substituting the following sentence for the last sentence of subsection 6.9 of the plan:

         "Any such conversion or reallocation of company shares shall be based on the fair market value of such shares on the accounting date as of which such conversion or reallocation takes place or on the average of the fair market value of such shares if such shares are liquidated or reallocated over more than one accounting date."

         17. Effective as of January 1, 1998, by substituting the following two sentences for the first sentence of subsection 7.1 of the plan:

         "For each limitation year, the 'annual addition' (as defined below) to a participant's accounts under the plan shall not exceed the lesser of $30,000 (as adjusted from time to time pursuant to Code Section 415(d)) or 25 percent of the participant's compensation (as defined in Treasury Regulations Section 1.415-2(d)) during that limitation year. For purposes of this subsection, the term 'compensation' shall include any elective deferrals (as defined in Code Section 402(g)(3)) made by the participant and any amount that is contributed or deferred by an employer at the participant's election and that is not includible in the gross income of the participant by reason of Code Section 125."

         18. Effective as of January 1, 1996, by adding the following sentence to subsection 7.1 of the plan immediately after the sixth sentence thereof:

         "If any additional (after tax) contributions, elective contributions, or profit sharing bonus deferral contributions are paid to a participant under this subsection, the income allocable to such contributions also shall be paid to the participant."

         19. Effective January 1, 2000, by substituting the following for subsection 7.2 of the plan:

         "7.2. Deleted."

         20. Effective January 1, 2000, by substituting the phrase "subsection 7.1" for the phrase "subsections 7.1 and 7.2" where the latter phrase appears in subsection 7.3 of the plan.

         21. Effective as of January 1, 1998, by substituting the figure "$10,000" for the figure "$8,994" where the latter appears in subsection 7.4 of the plan.


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

         22. Effective as of January 1, 1997, by substituting the following sentence for the first sentence of subsection 7.5 of the plan:

         "In no event shall the average deferral percentage (as defined below) of the higher-compensated employees (as defined in subsection 7.6) for any plan year exceed the greater of:

                  (a) the average deferral percentage of all other eligible employees for the preceding plan year multiplied by 1.25; or

                  (b) the average deferral percentage of all other eligible employees for the preceding plan year multiplied by 2.0; provided that the average deferral percentage of the higher-compensated employees does not exceed that of all other eligible employees by more than two percentage points."

         23. Effective as of January 1, 1997, by substituting the following two sentences for the fourth sentence of subsection 7.5 of the plan:

         "If for a plan year the elective contributions and profit sharing bonus deferral contributions made on behalf of higher-compensated employees exceed the foregoing limitations ('excess pre-tax contributions'), such excess pre-tax contributions made by the higher-compensated employees (and income thereon as determined in accordance with subsection 7.7) will be refunded (in the order of their total elective and profit sharing bonus contributions, beginning with the participant with the highest amount of contributions), generally within two and one-half months after the end of that plan year but in no event later than the last day of the first plan year beginning after that plan year. Employer matching contributions attributable to excess pre-tax contributions distributed to a highly compensated participant will be forfeited and, as determined by the General Pension Board, will be applied to reduce future employer contributions under the plan or to pay plan expenses (as provided in subsection 10.12)."

         24. Effective as of January 1, 1997, by substituting the following for subsection 7.6 of the plan:

                  "7.6. Higher-Compensated Employee. A 'higher-compensated employee' means an eligible employee who is a 'highly compensated employee' as defined in Section 414(q) of the Code. Generally, a higher-compensated employee shall be any eligible employee who:

                  (a) was a five-percent owner of an employer or any controlled group member during the year or the preceding year, or

                  (b)      for the preceding year:

                           (i) had testing compensation from an employer or any controlled group member in excess of $80,000 (as adjusted), and

                           (ii)     was in the top-paid 20% of employees.

         For purposes of this subsection and subsection 7.5, the General Pension Board shall determine the 'testing compensation' of each and every eligible employee for a plan year under any definition of compensation that satisfies the requirements of Section 414(s) of the Code and the regulations thereunder."

         25. Effective as of December 1, 1996, by substituting the following for the first sentence of subsection 8.2 of the plan:

         "Subject to the provisions of subsections 8.3 and 8.4, after a participant's settlement date has occurred and pending distribution of the participant's account balance, the participant's account will be held under the plan and will be subject to adjustment under Section 6 until such time as all or the applicable portion of the participant's account is liquidated in order to make a distribution or distributions to the participant (or the participant's beneficiary).

                  The vested account balance of each participant whose settlement date has occurred (or the participant's beneficiary in the case of the death of the participant) shall be distributed in a single, lump sum, unless the participant (or the participant's beneficiary) elects payment in a series of substantially equal annual, semi-annual, quarterly, or monthly installments (as elected by the participant or the participant's beneficiary) over a period not exceeding the life expectancy of the participant or the joint life expectancy of the participant and the participant's designated beneficiary. If such beneficiary is not the participant's spouse and is more than ten years younger than the participant, installments shall be paid over a period not exceeding the joint life expectancy of the participant and a beneficiary ten years younger than the participant. Pursuant to procedures established by the General Pension Board, a participant (or a beneficiary) who is receiving installment payments under this subsection may elect to receive the remaining balance of the participant's account in a single, lump sum payment. If, prior to the complete distribution of participant's account balance, a participant should die, then the remaining account balance shall be paid to the beneficiary of the deceased participant.

                  Notwithstanding any other provision of this plan, if a participant's vested account balance equals $3,500 ($5,000 after December 31, 1997) or less at the participant's settlement date, the participant (or the participant's beneficiary) shall receive an immediate, lump sum payment of such amount. Such distribution shall be made as soon as practicable following the participant's settlement date.

                  The life expectancy of a participant, the participant's spouse, or the participant's designated beneficiary shall be determined at the time benefit payments commence by use of the expected return multiples contained in the regulations under Code Section 72. The life expectancy of the participant (or the joint life expectancies of the participant and the participant's spouse) determined in accordance with the foregoing may be recalculated annually if timely elected by the participant. In the absence of such an election, life expectancies shall not be recalculated."

         26. Effective as of January 1, 1998, by substituting the following for paragraph 8.2(e) of the plan:

         "(e) Elections. An eligible distributee's election of a direct rollover pursuant to this subsection 8.2 shall be made at such time and in such manner as the General Pension Board shall determine. The General Pension Board shall establish such rules and procedures as it deems necessary to provide for distributions by means of direct rollover."

         27. Effective as of January 1, 1997, by substituting the following for the second and third sentences of subsection 8.3 of the plan:

                  "If a participant's vested account balance exceeds $3,500 ($5,000 after December 31, 1997) at the participant's settlement date, distributions may not be made to the participant without his consent.

                  Irrespective of any contrary provision of the plan, distribution of a participant's account balance shall be made or shall commence by April 1 of the calendar year next following the later of
         (A) the calendar year in which the participant attains age 70-1/2 or
         (B) the calendar year in which the participant's settlement date occurs ('required commencement date'); provided, however, that the required commencement date of a participant who is a five-percent owner (as defined in Code Section 416) of an employer or a controlled group member in the calendar year in which the participant attains age 70-1/2 shall be April 1 of the calendar year next following the calendar year in which the participant attains age 70-1/2. Notwithstanding the foregoing, in accordance with such procedures as may be established by the plan administrator, each participant may elect, after the participant attains age 70-1/2, to receive or to commence distribution of the participant's account balance (in one of the forms listed in subsection 8.2), irrespective of whether the participant is then employed by an employer or a controlled group member."

         28. Effective as of January 1, 1997, by deleting the word "written" where such word appears in the second sentence of subsection 8.5 of the plan.

         29. Effective as of December 12, 1994, by adding the following new paragraph (f) to the plan immediately after paragraph (e) of subsection 8.5 thereof:

         "(f) Loan repayments will be suspended under the plan as permitted under Code Section 414(u)(4)."

         30. Effective as of January 1, 1997, by adding the following new paragraphs (g) and (h) to the plan immediately after paragraph (f) of subsection
8.5 thereof:

         "(g) A participant may have no more than one loan outstanding at any time.

         (h) A participant may prepay the entire outstanding balance of a loan and accrued interest thereon at any time; partial prepayments may not be made."

         31. Effective as of January 1, 1998, by substituting the following two sentences for the first and second sentences of subsection 8.7 of the plan:

         "Each participant and each designated beneficiary must inform the General Pension Board from time to time, in the manner permitted by the General Pension Board, of his post office address and each change of post office address. If a participant dies before he receives all of his account balances, his beneficiary must inform the General Pension Board, in the manner permitted by the General Pension Board, of any change in the beneficiary's post office address."

         32. Effective as of January 1, 1998, by substituting the phrase "provided to" for the phrase "filed with" where the latter phrase appears in the third sentence of subsection 8.7 of the plan.

         33. Effective as of January 1, 1993, by substituting the following for paragraphs (b) and (c) of subsection 8.8 of the plan:

         "(b) Unreimbursed expenses for medical care described in Section 213(d) of the Code previously incurred by the participant, his spouse, or any dependent of the participant (as defined in Section 152 of the Code) or unreimbursed expenses necessary for such person or persons to obtain medical care described in Code Section 213(d);

         (c) Payment of the next twelve months of post-secondary tuition expenses and room and board expenses for the participant, the participant's spouse, or the participant's dependents; or"

         34. Effective as of January 1, 1998, by substituting the following sentence for the last sentence of subsection 8.8 of the plan:

         "Each such election shall be made at such time and in such manner as the General Pension Board shall determine and shall be effective in accordance with such rules as the General Pension Board shall establish from time to time."

         35. Effective as of January 1, 1998, by adding the following new subsection 8.10 to the plan immediately after subsection 8.9 thereof:

                  "8.10. Immediate Distributions to Alternate Payees. The General Pension Board shall direct the trustee to distribute the amount of a participant's benefits assigned to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) on the earliest date specified in such qualified domestic relations order or elected by the alternate payee in accordance with such qualified domestic relations order, without regard to whether such distribution is made or commences prior to the participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Code)."

         36. Effective as of August 1, 1996, by substituting the following for subsection 9.1 of the plan:

                  "9.1. Plan Administrator. The plan administrator shall be responsible for the administration of the plan. The General Pension Board, a joint company-union board, shall be the plan administrator. Three members of the General Pension Board are appointed by the Board of Directors of the company, and three members are appointed by the United Steel Workers of America ('USWA'). The company or the USWA may, in its discretion, remove any of its respective three members from the General Pension Board and may appoint a new member to fill a vacancy. The company or the USWA shall notify the other party in writing of the members or replacements it has appointed before such a member or replacement may serve on the General Pension Board and before such appointment shall become effective."

         37. Effective as of January 1, 1998, by substituting the following for that portion of subsection 9.2 of the plan that precedes paragraph (a) thereof:

                  "9.2. Plan Administrator's General Powers, Rights, and Duties. Except as otherwise specifically provided in the plan, and in addition to the powers, rights, and duties specifically given to the General Pension Board elsewhere in the plan and the trust agreement, the General Pension Board shall have the following powers, rights, and duties, to be exercised in the sole and absolute discretion of the General Pension Board:"

         38. Effective as of January 1, 1993, by substituting the following for the first sentence of subsection 10.1 of the plan:

         "At least once a year, or more frequently as the General Pension Board may determine, each participant will be furnished with a statement reflecting the condition of his accounts in the plan as of that date."

         39. Effective as of January 1, 1996, by adding the following new subsection 10.12 immediately after subsection 10.11 thereof:

                  "10.12. Administrative Expenses. At the direction of the General Pension Board, all reasonable and necessary costs and expenses incurred by the company, the General Pension Board, and the trustee in the administration of the plan and trust may be paid from the trust fund to the extent not paid by the employers. Any expenses paid from the trust fund shall be charged against (a) forfeitures, (b) participants' accounts in the form of either a flat fee or a percentage of the value of each account, or (c) the earnings or gains in each investment fund or in company shares. Expenses directly related to the investment of a particular investment fund or to company shares (such as brokerage, postage, transfer stamps) shall be paid from that fund or company shares."

         40. Effective as of January 1, 1998, by adding the following new subsection 10.13 to the plan immediately after subsection 10.12 thereof:

               "10.13. Elections. Each election, request, or application required or permitted to be made by a participant (or a participant's beneficiary or an alternate payee under a qualified domestic relations order) shall be made at such time and in such manner as determined under rules and procedures established by the General Pension Board. Each election, request, or application required or permitted to be made by a participant (or a participant's beneficiary or an alternate payee under a qualified domestic relations order) shall be effective as determined by the General Pension Board."

         41. Effective as of August 1, 1996, by substituting the following for paragraphs A-4, A-5, and A-6 of Supplement A of the plan:

                  "A-4. Employer Nonelective Contributions. Effective August 1, 1996, the company shall cease to make employer nonelective contributions on behalf of Illinois participants.

                  A-5. Employer Matching Contributions. Effective August 1, 1996, the company shall cease to make employer matching contributions on behalf of Illinois participants.

                  A-6. Vesting. Effective August 1, 1996, each Illinois participant shall be fully vested in the participant's accounts."

         42. Effective as of January 1, 1996, by substituting the following for the first sentence of paragraph A-7 of Supplement A of the plan:

         "At the General Pension Board's direction, forfeitures arising under this Supplement A shall be applied to pay administrative expenses as provided in subsection 10.12 of the plan or to reduce employer nonelective contributions and employer matching contributions otherwise required under the plan and this Supplement A in the plan year in which the Illinois participant's settlement date occurs or as soon as practicable thereafter."

         43. Effective as of November 3, 1996, by substituting the following for paragraphs B-4, B-5, and B-6 of Supplement B of the plan:

                  "B-4. Employer Nonelective Contributions. Effective November 3, 1996, the company shall cease to make employer nonelective contributions on behalf of UPGWA participants.

                  B-5. Employer Matching Contributions. Effective November 3, 1996, the company shall cease to make employer matching contributions on behalf of UPGWA participants.

                  B-6. Vesting. Effective November 3, 1996, each UPGWA participant shall be fully vested in the participant's accounts."

         44. Effective as of January 1, 1996, by substituting the following for the first sentence of paragraph B-7 of Supplement B of the plan:

         "At the General Pension Board's direction, forfeitures arising under this Supplement B shall be applied to pay administrative expenses as provided in subsection 10.12 of the plan or to reduce employer nonelective contributions and employer matching contributions otherwise required under the plan and this Supplement B in the plan year in which the UPGWA participant's settlement date occurs or as soon as practicable thereafter."

         45. Effective as of August 1, 1996, by adding the following sentence as the last sentence of paragraph D-4 of Supplement D of the plan:

         "For purposes of this paragraph D-4 only, a Houston participant shall include employees employed by the Houston Shipping Department."

         46. Effective as of August 1, 1996, by substituting the following for the second sentence of paragraph D-5 of Supplement D of the plan:

         "Effective August 1, 1996, for each such payroll period, the Texas corporation shall contribute to the plan on behalf of each Houston participant an amount equal to $.50 for each hour actually worked by the Houston participant during that payroll period."

         47. Effective as of June 5, 1997, by adding the following at the end of paragraph D-7 of Supplement D of the plan:

         "Notwithstanding any other provision of this Supplement D, each Houston participant who terminates employment for any reason on or after June 5, 1997, shall be fully vested in his employer nonelective contribution account."

         48. Effective as of January 1, 1996, by substituting the following for the first sentence of paragraph D-8 of Supplement D of the plan:

         "At the General Pension Board's direction, forfeitures arising under this Supplement D shall be applied to pay administrative expenses as provided in subsection 10.12 of the plan or to reduce employer nonelective contributions and employer matching contributions otherwise required under the plan and this Supplement D in the plan year in which the Houston participant's settlement date occurs or as soon as practicable thereafter."

         49. Effective as of July 1, 1998, by substituting the following for Supplement D of the plan:

                                  "SUPPLEMENT D
                                       TO
                      NORTHWESTERN STEEL AND WIRE COMPANY
                     HOURLY EMPLOYEES' 401(k) SAVINGS PLAN
           (As Amended and Restated Effective as of January 1, 1993)

                         SPECIAL PROVISIONS RELATING TO
                       HOURLY EMPLOYEES OF HOUSTON, TEXAS

                     DELETED EFFECTIVE AS OF JULY 1, 1998."

         50. Effective as of March 30, 1998, by adding the following new Supplement F to the plan immediately after Supplement D thereof:

                                 "SUPPLEMENT F
                                       TO
                      NORTHWESTERN STEEL AND WIRE COMPANY
                     HOURLY EMPLOYEES' 401(k) SAVINGS PLAN
           (As Amended and Restated Effective as of January 1, 1993)


                         SPECIAL PROVISIONS RELATING TO
                    HOURLY EMPLOYEES OF KENTUCKY CORPORATION


                  F-1. Covered Employees. Effective as of March 30, 1998, Northwestern Steel and Wire Company-Kentucky, a Delaware corporation (the 'Kentucky corporation'), adopted the plan for the benefit of its eligible employees. The provisions of this Supplement F apply to eligible employees and participants in the plan who are employed by the Kentucky corporation. An eligible employee covered under this Supplement F shall be referred to as a 'Kentucky eligible employee' (collectively, 'Kentucky eligible employees'), and a participant covered under this Supplement F shall be referred to as a 'Kentucky participant' (collectively, 'Kentucky participants').

                  F-2. Use of Terms. Each term used in this Supplement F, unless otherwise defined herein, shall have the same meaning assigned to such term under the plan.

                  F-3. Eligibility to Participate. For purposes of subsection
         2.1 of the plan and except as otherwise provided therein, each employee of the Kentucky corporation who is compensated on an hourly basis shall be a Kentucky eligible employee. Each Kentucky eligible employee (other than a Kentucky eligible employee who is classified as summer help or part-time) is eligible to participate in the plan commencing on such Kentucky eligible employee's date of hire.

                  F-4. Participant Contributions. Beginning March 31, 1998, Kentucky participants may make elective contributions, additional (after tax) contributions, or profit sharing bonus deferral contributions to the plan.

                  F-5. Earnings. A Kentucky participant's 'earnings' for purposes of determining contributions under the plan means the Kentucky participant's earnings as determined under subsection 3.5 of the plan, except that such participant's earnings shall include the amount of compensation that, but for the participant's pre-tax contributions under an arrangement that satisfies Section 125 of the Code, would be payable to the participant by his employer.

                  F-6. Vesting. Each Kentucky participant shall be fully vested in the participant's accounts.

                  F-7. Transfer from Salaried Plan. On March 30, 1998, the accounts (and related trust fund assets) of participants in the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan (the 'Salaried Plan') who were hourly employees of the Kentucky corporation on that date were transferred to this plan, and, subject to Section 411(d)(6) of the Code and the regulations thereunder, shall be held under this plan pursuant to the terms of this plan. Beginning March 31, 1998, all contributions made by or on behalf of hourly employees of the Kentucky corporation shall be made to this plan and not to the Salaried Plan. Prior to December 7, 1997, the Kentucky corporation made employer nonelective and employer matching contributions to the Salaried Plan on behalf of Kentucky participants; such contributions shall be made to this plan only if such contributions are required under a collective bargaining agreement with the Kentucky corporation. If a Kentucky participant who terminated employment prior to December 6, 1997, is reemployed by an employer, the provisions of paragraph D-11 of Supplement D of the Salaried Plan shall apply to such participant."







         IN WITNESS WHEREOF, the undersigned duly authorized officers of the company have caused the foregoing amendment to be executed this 27 day of August, 1998.

                                      NORTHWESTERN STEEL AND WIRE
                                      COMPANY, an Illinois corporation



                                      By: /s/ T.A. Gildehaus
                                         -----------------------------------
                                      Its: CEO
                                          ----------------------------------


ATTEST:

/s/ T.J. Bondy
----------------------------------
Its:   SECRETARY
    ------------------------------




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